UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2017

Spark Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36819	46-2654405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3737 Market Street Suite 1300 Philadelphia, PA		19104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 772-7560

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.02 Termination of a Material Definitive Agreement.

On June 5, 2017, Spark Therapeutics, Inc. (the “Company”) received notice from Selecta Biosciences, Inc. (“Selecta”) of Selecta’s intent to terminate the License and Option Agreement (the “License Agreement”), dated December 2, 2016 (the “Signing Date”), by and between the Company and Selecta, because the Company elected not to make a scheduled payment of $2.5 million to Selecta. Pursuant to its terms, the License Agreement would have automatically terminated if the Company did not make such payment within five days after delivery of such notice. On June 6, 2017, the Company and Selecta entered into a letter agreement (the “Letter Agreement”), pursuant to which the parties agreed that the Company would make the scheduled payment by June 6, 2017. The Company has made the scheduled payment pursuant to the Letter Agreement, and the License Agreement remains in full force and effect.

In addition, pursuant to the Stock Purchase Agreement with Selecta entered into in connection with the License Agreement (the “Stock Purchase Agreement”), the Company had agreed to make two additional investments of $5 million through the purchase of shares of Selecta common stock from Selecta, with the first payment due by June 1, 2017. Pursuant to the Letter Agreement, the Company and Selecta agreed that the Company would be deemed to have satisfied its obligations under the agreement with respect to the such first such investment, so long as payment for such shares was made by June 8, 2017. On June 8, 2017, the Company paid Selecta the $5 million purchase price and purchased 324,362 shares of Selecta’s common stock.

Under the License Agreement, Selecta granted the Company certain exclusive, worldwide, royalty-bearing licenses to Selecta’s intellectual property and know-how relating to Selecta’s proprietary Synthetic Vaccine Particles (SVP™) platform technology to research, develop and commercialize gene therapies for Factor VIII, an essential blood clotting protein relevant to the treatment of hemophilia A, as well as the right to exercise options to research, develop and commercialize gene therapies utilizing the SVP technology for up to four additional targets, subject to the Company’s payment of the applicable option exercise fee. The Company paid Selecta an upfront payment of $10 million on the Signing Date and agreed to make additional payments of an aggregate of $5 million within 12 months of the Signing Date (including the $2.5 million payment to Selecta described above), and would be responsible, on a target-by-target basis, to pay up to an aggregate of $430 million in milestone payments for each target.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK THERAPEUTICS, INC.

Date: June 9, 2017	By:	/s/ Joseph W. La Barge
Joseph W. La Barge General Counsel